EXHIBIT 99.1

PRESS RELEASE

NASDAQ: FOR RELEASE: DATE:	CHFC IMMEDIATE July 22, 2003

CONTACT:	David B. Ramaker President & CEO Chemical Financial Corporation 989/839-5269

Lori A. Gwizdala Executive Vice President & Chief Financial Officer Chemical Financial Corporation 989/839-5358

CHEMICAL FINANCIAL CORPORATION
ANNOUNCES
SECOND QUARTER OPERATING RESULTS

          Midland, Michigan -- Aloysius J. Oliver, Chairman of Chemical Financial Corporation, today announced second quarter net income of $13.67 million or $.58 per diluted share, up $.13 million as compared with net income of $13.54 million, or $.57 per diluted share for the second quarter of 2002. This represents an increase of 1.8% in earnings per share and a 1.0% increase in net income for the second quarter 2003. The returns on average assets and average equity during the second quarter of 2003 were 1.54% and 12.4%, respectively, as compared with 1.54% and 13.7%, respectively, for the second quarter of 2002.

          Net interest income decreased $1.67 million, or 4.5%, to $35.03 million in the second quarter of 2003, as compared to the second quarter 2002. The decrease, in part, was due to the low interest rate environment and the decrease in the yield on our earning assets which is outpacing the decrease in our cost of funds. The Corporation's earnings were positively affected by an increase in noninterest income of $2.09 million, or 26.2%. This increase was primarily due to higher service charge income of $1.23 million. Operating expenses increased by $.18 million, or .8%.

PRESS RELEASE
July 22, 2003

          For the six months ended June 30, 2003, the Corporation earned net income of $27.68 million or $1.17 per share, as compared to net income of $27.25 million, or $1.15 per share for the first six months of 2002. This represents a 1.7% increase in earnings per share.

          Total assets of the Corporation at June 30, 2003 were $3.59 billion, up 3.2% over the $3.48 billion in total assets reported at June 30, 2002. Total deposits at June 30, 2003 were $2.88 billion, up 3.6% over total deposits of $2.78 billion at June 30, 2002. Total loans increased 7.2% during the latest twelve months, from $2.09 billion at June 30, 2002, to $2.24 billion in outstanding loans at June 30, 2003.

          The Corporation's provision for loan losses for the quarter ended June 30, 2003 was $1.27 million as compared to net loan losses of $1.48 million. As of June 30, 2003, the allowance for loan losses was $30.48 million and represented 1.36% of total loans. Non-performing loans were $10.21 million, or .46% of total loans at the current quarter-end.

          Shareholders' equity at June 30, 2003 was $443 million, or $18.73 per share, and represented 12.4% of total assets and a tangible equity to asset ratio of 11.4% as of June 30, 2003.

          Chemical Financial Corporation is the fourth largest bank holding company headquartered in Michigan. The Company's three subsidiary banks operate 129 "Chemical Bank" offices and 2 loan production offices spread over 32 counties in the lower peninsula of Michigan.

PRESS RELEASE
July 22, 2003

          Chemical Financial Corporation common stock trades on The NASDAQ Stock Market under the symbol CHFC and is one of the issues comprising the NASDAQ Financial 100 index.

Forward Looking Statements

This press release contains forward-looking statements. Words such as "anticipates," "believes," "estimates," "expects," "intends," "should," "will," variations of such words and similar expressions are intended to identify forward-looking statements. These statements reflect management's current beliefs as to the expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference include, among others: changes in the national and local economies or market conditions; changes in interests rates and banking regulations; the impact of competition from traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from mergers and acquisitions and bank consolidations may not be fully realized at all or within the expected time frames. These and other factors that may emerge could cause decisions and actual results to differ materially from current expectations. Chemical undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

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Chemical Financial Corporation Announces Second Quarter Operating Results

Consolidated Statements of Financial Position (Unaudited)
Chemical Financial Corporation and Subsidiaries

(In thousands)	June 30, 2003	December 31, 2002	June 30, 2002
Assets:
Cash and demand deposits due from banks	$122,712	$148,112	$135,309
Federal funds sold	41,200	69,900	49,600
Interest-bearing deposits with unaffiliated banks	6,096	53,135	25,992

Investment securities taxable	1,040,945	1,076,292	1,034,830
Investment securities nontaxable	47,877	51,690	54,759
Total Investment Securities	1,088,822	1,127,982	1,089,589

Commercial loans	329,929	327,438	324,116
Real estate construction loans	106,747	108,589	112,331
Real estate commercial loans	527,400	481,084	468,261
Real estate residential loans	753,014	648,286	649,720
Consumer loans	519,727	509,789	531,197
Total Loans	2,236,817	2,075,186	2,085,625
Less: Allowance for loan losses	30,482	30,672	31,011
Net Loans	2,206,335	2,044,514	2,054,614

Premises and equipment	40,795	42,767	43,092
Intangible assets	39,472	40,489	42,548
Other assets	42,397	41,994	36,240
Total Assets	$3,587,829	$3,568,893	$3,476,984

Liabilities and Shareholders' Equity:
Noninterest-bearing deposits	$530,010	$475,933	$458,604
Interest-bearing deposits	2,347,416	2,371,339	2,319,251
Total Deposits	2,877,426	2,847,272	2,777,855
FHLB borrowings	148,573	157,393	167,528
Other borrowings - short term	88,949	104,212	97,836
Interest payable and other liabilities	29,741	29,677	26,609
Total Liabilities	3,144,689	3,138,554	3,069,828

Shareholders' Equity:
Common stock, $1 par value	23,665	23,684	22,552
Surplus	324,213	325,149	290,887
Retained earnings	78,558	62,721	81,218
Accumulated other comprehensive income	16,704	18,785	12,499
Total Shareholders' Equity	443,140	430,339	407,156
Total Liabilities and Shareholders' Equity	$3,587,829	$3,568,893	$3,476,984

Chemical Financial Corporation Announces Second Quarter Operating Results

Consolidated Statements of Income (Unaudited)
Chemical Financial Corporation and Subsidiaries

	Quarter Ended June 30,		Six Months Ended June 30,
(In thousands, except per share data)	2003	2002	2003	2002
Interest Income:
Interest and fees on loans	$36,155	$39,001	$72,569	$79,545
Interest on investment securities:
Taxable	9,778	12,965	20,458	24,959
Nontaxable	639	750	1,316	1,532
Total Interest on Investment Securities	10,417	13,715	21,774	26,491
Interest on federal funds sold	107	381	443	1,073
Interest on deposits with unaffiliated banks	18	185	157	448
Total Interest Income	46,697	53,282	94,943	107,557

Interest Expense:
Interest on deposits	9,453	14,112	20,293	29,654
Interest on FHLB borrowings	2,077	2,238	4,190	4,448
Interest on other borrowings - short term	138	235	307	501
Total Interest Expense	11,668	16,585	24,790	34,603
Net Interest Income	35,029	36,697	70,153	72,954
Provision for loan losses	1,272	1,352	1,567	2,005
Net Interest Income after
Provision for Loan Losses	33,757	35,345	68,586	70,949

Noninterest Income:
Service charges on deposit accounts	4,227	3,001	8,090	5,615
Other charges and fees for customer services	1,869	1,739	3,812	3,559
Mortgage banking revenue	1,861	1,622	3,408	4,178
Trust services revenue	1,791	1,615	3,518	3,296
Investment securities gains (losses)	308	(40)	492	(84)
Other	30	57	80	83
Total Noninterest Income	10,086	7,994	19,400	16,647

Operating Expenses:
Salaries and employee benefits	13,594	13,434	27,283	27,248
Occupancy	1,937	1,895	3,901	3,774
Equipment	2,079	1,929	4,128	4,127
Other	5,572	5,747	10,896	11,551
Total Operating Expenses	23,182	23,005	46,208	46,700
Income Before Income Taxes	20,661	20,334	41,778	40,896
Federal income taxes	6,991	6,799	14,094	13,651
Net Income	$13,670	$13,535	$27,684	$27,245

Net income per share:
Basic	$0.58	$0.57	$1.17	$1.15
Diluted	0.58	0.57	1.17	1.15

Cash dividends per share	0.25	0.23	0.50	0.46

Average shares outstanding:
Basic	23,684	23,681	23,690	23,668
Diluted	23,735	23,757	23,738	23,738

Chemical Financial Corporation Announces Second Quarter Operating Results

Financial Summary (Unaudited)
Chemical Financial Corporation and Subsidiaries
(Dollars in thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Average Balances
Total assets	$3,563,035	$3,520,071	$3,568,663	$3,532,803
Total interest-earning assets	3,368,826	3,287,811	3,383,787	3,308,226
Total loans	2,173,962	2,073,797	2,137,557	2,104,677
Total deposits	2,856,439	2,803,846	2,859,093	2,823,488
Total shareholders' equity	441,358	397,080	437,694	395,310

	Quarter Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Key Ratios (annualized where applicable)
Net interest margin	4.22%	4.54%	4.24%	4.51%
Efficiency ratio	50.9%	50.9%	51.1%	51.5%
Return on average assets	1.54%	1.54%	1.56%	1.56%
Return on average shareholders' equity	12.4%	13.7%	12.8%	13.9%
Average shareholders' equity as a
percent of average assets	12.4%	11.3%	12.3%	11.2%
Tangible shareholders' equity as a
percent of total assets			11.4%	10.6%
Total risk-based capital ratio			18.7%	18.3%

	June 30,
	2003	2002
Credit Quality Statistics
Nonaccrual loans	$5,139	$8,534
Loans 90 or more days past due
and still accruing interest	5,066	3,815
Total nonperforming loans	10,205	12,349
Repossessed assets acquired (RAA)	5,659	1,021
Total nonperforming assets	15,864	13,370
Net loan charge-offs	1,757	1,988

Allowance for loan losses as a
percent of total loans	1.36%	1.49%
Allowance for loan losses as a
percent of nonperforming loans	299%	251%
Nonperforming loans as a
percent of total loans	0.46%	0.59%
Nonperforming assets as a
percent of total loans plus RAA	0.71%	0.64%
Net loan charge-offs as a
percent of average loans	0.17%	0.19%

	June 30,
	2003	2002
Additional Data
Goodwill	$27,940	$27,940
Core deposit intangibles	8,992	10,835
Mortgage servicing rights	2,402	3,601
Amortization of intangibles	1,989	1,497

Chemical Financial Corporation Announces Second Quarter Operating Results

Selected Quarterly Information (Unaudited)
Chemical Financial Corporation and Subsidiaries
(Dollars in thousands)

	2nd Qtr. 2003	1st Qtr. 2003	4th Qtr. 2002	3rd Qtr. 2002	2nd Qtr. 2002
Summary of Operations
Interest income	$46,697	$48,246	$51,036	$52,475	$53,282
Interest expense	11,668	13,122	14,673	16,076	16,585
Net interest income	35,029	35,124	36,363	36,399	36,697
Provision for loan losses	1,272	295	1,013	747	1,352
Net interest income after provision
for loan losses	33,757	34,829	35,350	35,652	35,345
Noninterest income	10,086	9,314	9,275	8,588	7,994
Noninterest expense	23,182	23,026	23,692	23,134	23,005
Income taxes	6,991	7,103	7,251	7,088	6,799
Net income	13,670	14,014	13,682	14,018	13,535

Per Common Share Data
Net income:
Basic	$0.58	$0.59	$0.58	$0.59	$0.57
Diluted	0.58	0.59	0.57	0.59	0.57
Cash dividends	0.25	0.25	0.23	0.23	0.23
Book value	18.73	18.45	18.31	17.78	17.19